Exhibit  99.0
                         Form 8-K
                      AVX Corporation


March 24, 1998

              AVX ANNOUNCES PENDING ACQUISITION

       AVX Corporation announced today the proposed acquisition of the Passive Component businesses of Thomson SA. The businesses include film capacitors, ferrites, high energy and high voltage power capacitors, ceramic capacitors, varistors and non-linear resistors.
Annual sales for last year for these businesses were approximately
$135 million. The operations purchased by AVX include plants in Malaysia, Taiwan, Brazil and France.

	Mr. Dick Rosen, Chairman of the Board and Chief Executive Officer stated, "AVX is very pleased to be able to add the products and the quality name of these Thomson operations to the AVX family. We have been very impressed with the talent and the quality of the people in the Thomson organizations and we feel that they will be a definite asset to our combined group.

	AVX, headquartered in Myrtle Beach, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.